UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2011

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Crosstex Energy, Inc. (the “Registrant”) on May 6, 2011 the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

Proposal One:

The following nominees for directors were elected to serve three-year terms expiring in 2014:

Nominee	For	Withheld	Abstentions	Broker Non-Votes

Barry E. Davis	24,289,883	512,239	—	14,299,552
Robert F. Murchison	24,466,187	335,935	—	14,299,552

Following the annual meeting, Leldon E. Echols and Sheldon B. Lubar, having terms expiring in 2012, and Bryan H. Lawrence, Cecil E. Martin Jr. and James C. Crain, having terms expiring in 2013, continued in office.

Proposal Two:

The appointment of KPMG, LLP as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2011 was ratified:

For:	38,871,331
Against:	162,270
Abstain:	68,071
Broker Non-Votes:	—

Proposal Three:

The proposal relating to the approval of an advisory resolution regarding executive compensation was approved:

For:	24,168,583
Against:	521,909
Abstain:	111,628
Broker Non-Votes:	14,299,552

Proposal Four:

The voting was as follows for the proposal relating to the approval of an advisory resolution regarding whether an advisory vote on executive compensation should be held every one, two or three years:

Every 3 Years:	2,413,767
Every 2 Years:	180,813
Every 1 Year:	22,123,065
Abstain:	84,474
Broker Non-Votes:	14,299,553

The Board of Directors of the Registrant has determined that the Registrant will implement an annual advisory vote on executive compensation.

Proposal Five:

The stockholder proposal relating to amending the Registrant’s employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression was not adopted:

For:	4,828,736
Against:	16,772,107
Abstain:	3,201,277
Broker Non-Votes:	14,299,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: May 10, 2011	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer